Exhibit 10.5

ASSUMPTION AND ASSIGNMENT AGREEMENT

ASSUMPTION AND ASSIGNMENT AGREEMENT (this “Agreement”), dated as of [   ], 2019 (the “Effective Date”), by and among Nxt-ID, Inc., a Delaware corporation (the “Assignor”), and PartX, Inc., a Delaware corporation and a wholly owned subsidiary of the Assignor with offices located at 5650 El Camino Real, Carlsbad CA 92008 (the “Assignee”).

RECITALS

A.	Assignor, Fit Merger Sub, Inc. a Delaware corporation and wholly owned subsidiary of Assignor (“Merger Sub”), Fit Pay, Inc., a Delaware corporation (“Company”) and the former stockholders of Fit Pay (the “Former Fit Pay Stockholders”) are parties to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 19, 2017.

B.	The merger pursuant to the Merger Agreement was consummated on May 23, 2017 and as a result the Company was merged with and into Merger Sub which continued as the surving entity under the name Fit Pay, Inc. (“Fit-Pay”).

C.	Section 2.03(b) of the Merger Agreement provides that during the Earnout Period (as defined in the Merger Agreement), the Former Fit Pay Stockholders are entitled to receive an earnout payment (the “Earnout Payment”) equal to 12.5% of the Gross Revenue (as defined in the Merger Agreement).

D.	The Earnout Period commenced on October 1, 2017 and shall end on September 30, 2021.

E.	Pursuant to Section 2.03(B) (ii) of the Merger Agreement, Earnout Payments are to be made following the end of each fiscal quarter of Assignor.

F.	Section 2.03(b) of the Merger Agreement provides certain agreements and understandings with respect to the Assignor’s operation of the Company’s business during the Earnout Period.

G.	Assignor and Assignee are party to that certain Separation and Distribution Agreement dated as of [_______] [ ], 2019 (the “Separation Agreement”) whereby Assignor is separating its Payments Business (as defined in the Separation Agreement) from its Security Technology Business (as defined in the Separation Agreement) pursuant to an internal reorganization (the “Internal Reorganization”) and shortly thereafter, Assignor will distribute all of the shares of common stock of Assignee (the “Distribution”) and as a result Assignee will cease to be a subsidiary of Assignor.

H.	The Internal Reorganization is being effectuated on the Effective Date pursuant to the Separation Agreement, and as part of such Internal Reorganization Assignor is assigning its Payments Business to Assignee as of the Effective Date, including, without limitation, all of the shares of Fit-Pay, and Assignee is assuming at such time certain obligations and liabilities of Assignor, including, without limitation, those relating to Assignor’s Payments Business.

I.	Pursuant to the Internal Reorganization, Assignee is assuming the obligations and liabilities with respect to the Earnout Payment as of the Effective Date.

J.	It is a condition to the consummation of the Internal Reorganization that the Former Fit Pay Stockholders consent to the Assignee’s assumption of the obligations and liabilities with respect to the Earnout Payment and to the release of Nxt-ID from such obligations and liabilities.

NOW, THEREFORE, in consideration of the premises contained herein, and in order to induce Assignor to assign its Payments Business to Assignee, and to induce the Former Fit Pay Stockholders to release the Assignor from the obligations and liabilities with respect to the Earnout pursuant to the terms hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Recitals. The foregoing Recitals are accurate and are incorporated herein and made a part hereof.

2. Assignment. Subject to the terms and conditions of this Agreement and the Separation Agreement, the Assignor assigns all of Assignor’s rights and obligations with respect to (a) making the Earnout Payment, as provided in the Merger Agreement, and specifically Section 2.3 therein and (b) the Sellers as provided in the Merger Agreement (the “Obligations”). To be free from doubt, each Seller, the Assignor, and Assignee acknowledge and agree that as of the Effective Date:

(a)	The outstanding amount (the “Outstanding Amount”) of the Earnout Payment due but unpaid as of the Effective Date is [$_________], which Outstanding Amount shall be paid by Assignor to Assignees on or before the Effective Date;

(b)	The next quarterly installment of the Earnout Payment and accompanying Gross Revenue Statement are due within five (5) days after the filing of the Assignee’s next quarterly report on Form 10-Q with the SEC, and

(c)	After giving effect to the payment contemplated by clause (a), the Parties hereto waive any payment default under the Merger Agreement Subject to the forgoing sentence, no Events of Default have occurred under the Merger Agreement under Section 2.3 or with respect to any right of any Seller under the Merger Agreement and no such events that with the giving of notice or with the lapse of time would constitute such an Event of Default have occurred under the Merger Agreement.

3. Assumption. Subject to the terms and conditions of this Agreement and the Separation Agreement, the Assignee accepts, assumes, takes over and succeeds to all of the Obligations, and the Assignee hereby covenants and agrees to discharge, perform and comply with, and to be bound by, all of the terms, conditions, provisions, obligations, covenants and duties of the Assignor with respect to the Obligations, as if the Assignee was the original obligor thereunder.

Each of the Assignor and Assignee agree that upon reasonable notice, it will provide reasonable access to its books and records during normal business hours to the other of them to substantiate the determination of Gross Revenues for any quarter during the Earnout Period.

4. Effect of Agreement. Except as specifically amended or contemplated hereby, the terms and provisions of the Merger Agreement are in all other respects ratified and confirmed and remain in full force and effect.

5. Successors. This Agreement shall be binding upon and inure to the benefit of parties hereto and their respective successors and assigns.

6. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be given pursuant to and in accordance with Section 12.3 of the Merger Agreement to the addresses provided therein or in connection therewith (or as set forth at the head of this Agreement).

7. Amendment. This Agreement may not be amended, waived or modified in any manner without the written consent of the parties.

8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

10. JURISDICTION; WAIVER OF JURY TRIAL. (a) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HEREIN, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF THE STATE OF NEW YORK THAT ARE LOCATED IN THE COUNTY OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY’S LAST KNOWN ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

(b) EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF UNDER, OR IN CONNECTION WITH, THIS AGREEMENT.

11. Counterparts, Facsimile Signature. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Execution and delivery of this Agreement by delivery of a facsimile or electronically recorded copy in .pdf file or similar format bearing a copy of the signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such copies shall constitute enforceable original documents. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

12. Headings. The headings in the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation hereof.

[Signature pages follows]

IN WITNESS WHEREOF, the parties have caused this Assumption and Assignment Agreement to be executed as of the day and year first above written.

NXT-ID, INC.

Name:
Title:

PARTX, INC.

Name:
Title:

The undersigned, representing all of the former Fit Pay Stockholders, hereby (i) consent to the assumption and assignment set forth in this Agreement and (ii) except for the obligation of Assignor to make payments in certain circumstances under the Assumption and Assignment Agreement of even date among Assignor, Assignee, and Michael Orlando and as provided in the Separation Agreement with respect to certain indemnification obligations of Assignor, release and discharge the Assignor from all of Assignor’s obligations and liability, with respect to the Obligations, on and after the Effective Date.

Giesecke & Devrient Mobile Security America, Inc.

By:
Name:
Title:

TIMOTHY SHANAHAN AND NANCY SHANAHAN, JOINT TENANTS WITH RIGHT OF SURVIVORSHIP

By:
Name:
Title:

Michael Orlando

[Signatures continue on the following page]

Scott Stevelinck

Michael Walsh

Laura Marion

Chris Orlando

Brad Snyder

Benjamin Walford

Steven Kurtz

Brendan Walsh

J. Michael Bradley